Exhibit 99.1
Doma's Q3 2022 Results Show Significant Progress Toward Profitability; Expects to Achieve Positive Adjusted EBITDA Earlier in 2023 than Previously Communicated, Despite Challenging Market Conditions

Third Quarter 2022 Business Highlights(1):
•Total revenue of $108 million, down (13)% versus Q2 2022
•Retained premiums and fees of $43 million, down (13)% versus Q2 2022
•Gross profit of $7 million, up 3% versus Q2 2022
•Adjusted gross profit of $12 million, up 7% versus Q2 2022
•Purchase closed orders down (11)% versus Q2 2022, Refinance closed orders down (25)% versus Q2 2022, and Total closed orders down (19)% versus Q2 2022

SAN FRANCISCO--(Business Wire)--November 10, 2022-- Doma Holdings, Inc. (NYSE: DOMA) ("Doma" or the "Company"), a leading force for disruptive change in the real estate industry, today reported quarterly financial results and key operating data for the three and nine months ended September 30, 2022(2). Doma’s results, while impacted by this year's extraordinarily challenging housing market conditions, demonstrate the Company's ability to adapt the business and drive value for all parties involved in a real estate transaction under even the most challenging of cycles. Doma is now committed to accelerating its path to profitability and achieving positive adjusted EBITDA earlier in 2023 than previously communicated.

"We know how important reaching adjusted EBITDA profitability is, especially as we're facing a set of circumstances that seem to be pointing the housing market toward recession," said Max Simkoff, CEO of Doma. "We believe we are the only company in our space with the proven technology and distribution opportunities to meaningfully drive transactions for homeowners that are better, faster, and cheaper. It is more important now than it ever has been to continue to deliver on our mission and to do so at scale, which is why we are committed to achieving adjusted EBITDA profitability sooner than the late 2023 timeline which we had previously communicated."

Doma's financial performance in the third quarter was challenged by the cumulative effect of four consecutive 75 basis point rate hikes this year, high inflation, broken global supply chains, and broader geopolitical concerns which have all contributed to the near doubling of 30-year fixed mortgage rates versus this time last year. Despite these strong market headwinds, Doma's ability to adapt to even the most difficult external conditions is highlighted by its third quarter $13 million adjusted EBITDA improvement compared to Q2, driven by significant expense reductions in Q2 and Q3. These expense reductions are expected to continue to contribute to an upward trajectory in adjusted EBITDA in Q4, but the Company also anticipates strong market headwinds to continue to challenge its ability to generate Retained Premiums and Fees. As a result, Doma is revising its adjusted EBITDA guidance for the full year 2022, expecting to fall between negative $135 million and negative $140 million, versus the negative $100 million to negative $120 million previously communicated. This revised 2022 guidance will not impact Doma's commitment to become adjusted EBITDA positive in 2023 and the Company is squarely focused on the most scalable and cost effective distribution of its technology solutions to customers in line with how the market continues to evolve.
"Given our laser focus on profitability, we will continue to prioritize investments in areas that we believe will drive the most long-term value for all our stakeholders, while ensuring those investments have a focus on profitability and cash generation, over growth," said Mike Smith, Chief Financial Officer at Doma. "While we are updating our adjusted EBITDA guidance for 2022, we remain committed to adjustments and investment in the business that are not only scalable and will keep us on our path to profitability but that best serve the needs of customers in this difficult housing market."

(1) Reconciliations of retained premiums and fees, adjusted gross profit, and the other financial measures used in this press release that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) to the nearest measures prepared in accordance with GAAP have been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

(2) Doma completed its business combination with Capitol Investment Corp. V ("Capitol") on July 28, 2021. The financial results and key operating data included in this third quarter release include operating results of Doma prior to completion of the business combination and operating results of the combined company subsequent to completion of the business combination.

2022 Full Year Outlook (3):
•Non-GAAP Financial Measures
•Doma revises adjusted EBITDA guidance to between negative $135 million and negative $140 million
•Doma intends to be adjusted EBITDA positive sooner than late 2023

Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as retained premiums and fees, adjusted gross profit and adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Retained premiums and fees is defined as revenue less premiums retained by third-party agents. Adjusted gross profit is defined as gross profit (loss), adjusted to exclude the impact of depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, and further adjusted to exclude the impact of stock-based compensation, severance costs, goodwill impairment and the change in fair value of warrant and sponsor covered shares liabilities. Doma believes that the use of retained premiums and fees, adjusted gross profit and adjusted EBITDA provides additional tools to assess operational performance and trends in, and in comparing Doma's financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Doma’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Doma’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Conference Call Information
Doma will host a conference call at 5:00 PM Eastern Time on Tuesday, November 10, to present its third quarter 2022 financial results.
Dial-in Details: To access the call by phone, please go to this link (https://register.vevent.com/register/BIae0c54666f4949a589c0e4263d178c4b), and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The live webcast of the call will be accessible on the Company’s website at investor.doma.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.
About Doma Holdings, Inc.
Doma is a real estate technology company that is disrupting a century-old industry by building an instant and frictionless home closing experience for buyers and sellers. Doma uses proprietary machine intelligence technology and deep human expertise to create a vastly more simple and affordable experience for everyone involved in a residential real estate transaction, including current and prospective homeowners, mortgage lenders, title agents, and real estate professionals. With Doma, what used to take days can now be done in minutes, replacing an arcane and cumbersome process with a digital experience designed for today’s world. To learn more visit doma.com.
Forward-Looking Statements Legend
(3) With respect to our guidance on adjusted EBITDA, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure, which would be net loss, due to the high variability, complexity and low visibility with respect to certain items such as income taxes and changes in the fair value of Warrant and Sponsor Covered shares liabilities. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The absence of these words does not mean that a statement is not forward-looking. Such statements are based on the beliefs of, as well as assumptions made by information currently available to Doma management. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, total addressable market ("TAM"), market share and competition. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectation of Doma’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma.
These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Doma; future global, regional or local economic, political, market and social conditions, including due to the COVID-19 pandemic; the development, effects and enforcement of laws and regulations, including with respect to the title insurance industry; Doma’s ability to manage its future growth or to develop or acquire enhancements to its platform; the effects of competition on Doma’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those other factors described in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent reports filed by Doma from time to time with the U.S. Securities and Exchange Commission (the “SEC”).
If any of these risks materialize or Doma’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Doma does not presently know or that Doma currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Doma’s expectations, plans or forecasts of future events and views as of the date of this press release. Doma anticipates that subsequent events and developments will cause Doma’s assessments to change. However, while Doma may elect to update these forward-looking statements at some point in the future, Doma specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Doma’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact: Beatriz Bartolome | Head of Investor Relations for Doma | ir@doma.com
Media Contact: Camilla Whitmore | Lead, Public Relations for Doma | press@doma.com
SOURCE Doma Holdings, Inc.

Key Operating and Financial Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except for open and closed order numbers)
Key operating data:
Opened orders	21,509	52,867	81,932	135,442
Closed orders	15,302	35,300	61,448	99,386

GAAP financial data:
Revenue (1)	$107,856	$162,582	$343,807	$420,364
Gross profit (2)	$7,355	$28,302	$21,632	$81,232
Net loss (3)	$(84,113)	$(34,270)	$(192,791)	$(69,327)
Non-GAAP financial data (4):
Retained premiums and fees	$42,715	$70,986	$143,426	$193,249
Adjusted gross profit	$11,606	$30,280	$32,866	$88,937
Ratio of adjusted gross profit to retained premiums and fees	27%	43%	23%	46%
Adjusted EBITDA	$(30,232)	$(20,109)	$(118,527)	$(35,291)

_________________
(1)Revenue is comprised of (i) net premiums written, (ii) escrow, other title-related fees and other, and (iii) investment, dividend and other income.
(2)Gross profit, calculated in accordance with GAAP, is calculated as total revenue, minus premiums retained by third-party agents, direct labor expense (including mainly personnel expense for certain employees involved in the direct fulfillment of policies) and direct non-labor expense (including mainly title examination expense, provision for claims, and depreciation and amortization). In our consolidated income statements, depreciation and amortization is recorded under the “other operating expenses” caption.
(3)Net loss is made up of the components of revenue and expenses.
(4)Retained premiums and fees, adjusted gross profit and adjusted EBITDA are non-GAAP financial measures.

Non-GAAP Financial Measures
Retained premiums and fees
The following table reconciles our retained premiums and fees to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Revenue	$107,856	$162,582	$343,807	$420,364
Minus:
Premiums retained by third-party agents	65,141	91,596	200,381	227,115
Retained premiums and fees	$42,715	$70,986	$143,426	$193,249
Minus:
Direct labor	20,220	23,948	71,908	62,829
Provision for claims	4,665	6,685	15,586	16,741
Depreciation and amortization	4,251	1,978	11,234	7,705
Other direct costs (1)	6,224	10,073	23,066	24,742
Gross Profit	$7,355	$28,302	$21,632	$81,232
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.

Adjusted gross profit
The following table reconciles our adjusted gross profit to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Gross Profit	$7,355	$28,302	$21,632	$81,232
Adjusted for:
Depreciation and amortization	4,251	1,978	11,234	7,705
Adjusted Gross Profit	$11,606	$30,280	$32,866	$88,937
Adjusted EBITDA
The following table reconciles our adjusted EBITDA to our net loss, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net loss (GAAP)	$(84,113)	$(34,270)	$(192,791)	$(69,327)
Adjusted for:
Depreciation and amortization	4,251	1,978	11,234	7,705
Interest expense	4,584	4,531	13,280	12,341
Income taxes	425	170	746	506
EBITDA	$(74,853)	$(27,591)	$(167,531)	$(48,775)
Adjusted for:
Stock-based compensation	7,746	3,004	27,394	9,006
Severance costs	4,567	—	8,395	—
Goodwill impairment	33,746	—	33,746	—
Change in fair value of Warrant and Sponsor Covered shares liabilities	(1,438)	4,478	(20,531)	4,478
Adjusted EBITDA	$(30,232)	$(20,109)	$(118,527)	$(35,291)

The following table reconciles our adjusted gross profit to our adjusted EBITDA, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Adjusted Gross Profit	$11,606	$30,280	$32,866	$88,937
Minus:
Customer acquisition costs	10,824	14,870	41,602	36,956
Other indirect costs (1)	31,014	35,519	109,791	87,272
Adjusted EBITDA	$(30,232)	$(20,109)	$(118,527)	$(35,291)
__________________
(1)Includes corporate support, research and development, and other operating costs.

Doma Holdings, Inc.
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share information)	2022	2021	2022	2021
Revenues:
Net premiums written (1)	$94,488	$141,491	$299,080	$358,754
Escrow, other title-related fees and other	12,627	20,452	43,106	59,092
Investment, dividend and other income	741	639	1,621	2,518
Total revenues	$107,856	$162,582	$343,807	$420,364

Expenses:
Premiums retained by Third-Party Agents (2)	$65,141	$91,596	$200,381	$227,115
Title examination expense	3,709	5,289	14,836	15,643
Provision for claims	4,665	6,685	15,586	16,741
Personnel costs	60,481	62,410	211,507	159,829
Other operating expenses	20,656	21,693	67,047	53,038
Goodwill impairment	33,746	—	33,746	—
Total operating expenses	$188,398	$187,673	$543,103	$472,366

Loss from operations	$(80,542)	$(25,091)	$(199,296)	$(52,002)

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	1,438	(4,478)	20,531	(4,478)
Interest expense	(4,584)	(4,531)	(13,280)	(12,341)
Loss before income taxes	$(83,688)	$(34,100)	$(192,045)	$(68,821)

Income tax expense	(425)	(170)	(746)	(506)
Net loss	$(84,113)	$(34,270)	$(192,791)	$(69,327)

Earnings per share:
Net loss per share attributable to stockholders - basic and diluted	$(0.26)	$(0.14)	$(0.59)	$(0.54)
Weighted average shares outstanding common stock - basic and diluted	326,820,954	245,003,754	325,207,884	128,105,954
__________________
(1)Net premiums written includes revenues from a related party of $34.8 million and $30.3 million during the three months ended September 30, 2022 and 2021, respectively. Net premiums written includes revenues from a related party of $96.1 million and $81.9 million during the nine months ended September 30, 2022 and 2021, respectively.
(2)Premiums retained by Third-Party Agents includes expenses associated with a related party of $27.9 million and $24.8 million during the three months ended September 30, 2022 and 2021, respectively. Premiums retained by Third-Party Agents includes expenses associated with a related party of $77.5 million and $66.6 million during the nine months ended September 30, 2022 and 2021, respectively.

Doma Holdings, Inc.
Consolidated Balance Sheets

(In thousands, except share information)	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$186,400	$379,702
Restricted cash	2,965	4,126
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost (net of allowance for credit losses of $433 at September 30, 2022 and $0 at December 31, 2021)	46,132	67,164
Available-for-sale debt securities, at fair value (amortized cost $48,399 at September 30, 2022 and $0 at December 31, 2021)	47,584	—
Mortgage loans	302	2,022
Other long-term investments	325	325
Total investments	$94,343	$69,511
Receivables (net of allowance for credit losses of $1,428 at September 30, 2022 and $1,082 at December 31, 2021)	10,469	15,498
Prepaid expenses, deposits and other assets	11,558	15,692
Lease right-of-use assets	27,636	—
Fixed assets (net of accumulated depreciation of $29,650 at September 30, 2022 and $19,543 at December 31, 2021)	63,558	45,953
Title plants	14,533	13,952
Goodwill	77,741	111,487
Total assets	$489,203	$655,921

Liabilities and stockholders’ equity
Accounts payable	$3,441	$6,930
Accrued expenses and other liabilities	34,955	54,149
Lease liabilities	29,089	—
Senior secured credit agreement, net of debt issuance costs and original issue discount	151,383	141,769
Liability for loss and loss adjustment expenses	83,791	80,267
Warrant liabilities	1,040	16,467
Sponsor Covered Shares liability	312	5,415
Total liabilities	$304,011	$304,997

Stockholders’ equity:
Common stock, 0.0001 par value; 2,000,000,000 shares authorized at September 30, 2022; 327,872,190 and 323,347,806 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	33	33
Additional paid-in capital	571,167	543,070
Accumulated deficit	(385,369)	(192,179)
Accumulated other comprehensive income	(639)	—
Total stockholders’ equity	$185,192	$350,924
Total liabilities and stockholders’ equity	$489,203	$655,921

Quarterly Results of Operations and Other Data
The following tables set forth our selected unaudited quarterly consolidated statements of operations data for each of the quarters indicated. The information for each quarter has been prepared on a basis consistent with our audited consolidated financial statements, and reflect, in the opinion of management, all adjustments, which consist only of a normal, recurring nature that are necessary for a fair statement of the financial information contained in those financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future. The following quarterly financial data should be read in conjunction with our consolidated financial statements.
Consolidated Statements of Operations

	Three Months Ended
(In thousands)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Revenues:
Net premiums written	$103,587	$98,870	$107,992	$109,271	$141,491	$116,598	$95,666	$108,926	$94,488
Escrow, other title-related fees and other	16,742	17,977	18,575	20,065	20,452	20,493	16,113	14,366	12,627
Investment, dividend and other income	743	663	1,229	650	639	588	428	452	741
Total revenues	$121,072	$117,510	$127,796	$129,986	$162,582	$137,679	$112,207	$123,744	$107,856

Expenses:
Premiums retained by Third-Party Agents	$67,024	$64,011	$70,338	$65,181	$91,596	$71,330	$60,602	$74,638	$65,141
Title examination expense	4,624	4,393	4,853	5,500	5,289	6,495	5,981	5,146	3,709
Provision for claims	5,242	5,272	3,249	6,807	6,685	4,594	4,611	6,310	4,665
Personnel costs	36,197	38,874	43,464	53,954	62,410	78,306	77,793	73,233	60,481
Other operating expenses	10,210	12,149	14,165	17,181	21,693	26,912	22,754	23,637	20,656
Goodwill impairment	—	—	—	—	—	—	—	—	33,746
Total operating expenses	$123,297	$124,699	$136,069	$148,623	$187,673	$187,637	$171,741	$182,964	$188,398

Loss from operations	$(2,225)	$(7,189)	$(8,273)	$(18,637)	$(25,091)	$(49,958)	$(59,534)	$(59,220)	$(80,542)

Other income (expense):
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	—	—	(4,478)	11,169	13,900	5,193	1,438
Interest expense	(1,193)	(1,151)	(3,360)	(4,451)	(4,531)	(4,519)	(4,207)	(4,489)	(4,584)
Loss before income taxes	$(3,418)	$(8,340)	$(11,633)	$(23,088)	$(34,100)	$(43,308)	$(49,841)	$(58,516)	$(83,688)

Income tax expense	(204)	(223)	(125)	(211)	(170)	(421)	(185)	(136)	(425)
Net loss	$(3,622)	$(8,563)	$(11,758)	$(23,299)	$(34,270)	$(43,729)	$(50,026)	$(58,652)	$(84,113)

Reconciliation of GAAP to Non-GAAP Measures
The following tables present our reconciliation of GAAP measures to non-GAAP measures for the historical periods indicated.
Retained premiums and fees

	Three Months Ended
(In thousands)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Revenue	$121,072	$117,510	$127,796	$129,986	$162,582	$137,679	$112,207	$123,744	$107,856
Minus:
Premiums retained by Third-Party Agents	67,024	64,011	70,338	65,181	91,596	71,330	60,602	74,638	65,141
Retained premiums and fees	$54,048	$53,499	$57,458	$64,805	$70,986	$66,349	$51,605	$49,106	$42,715
Minus:
Direct labor	14,892	17,050	17,979	20,902	23,948	26,787	27,798	23,890	20,220
Provision for claims	5,242	5,272	3,249	6,807	6,685	4,594	4,611	6,310	4,665
Depreciation and amortization	1,221	2,579	2,707	3,021	1,978	2,615	3,236	3,747	4,251
Other direct costs(1)	6,314	4,186	7,109	7,561	10,073	10,322	8,826	8,016	6,224
Gross Profit	$26,379	$24,412	$26,414	$26,514	$28,302	$22,031	$7,134	$7,143	$7,355

__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.
Adjusted gross profit

	Three Months Ended
(in thousands)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March, 31, 2022	June 30, 2022	September 30, 2022
Gross Profit	$26,379	$24,412	$26,414	$26,514	$28,302	$22,031	$7,134	$7,143	$7,355
Adjusted for:
Depreciation and amortization	1,221	2,579	2,707	3,021	1,978	2,615	3,236	3,747	4,251
Adjusted Gross Profit	$27,600	$26,991	$29,121	$29,535	$30,280	$24,646	$10,370	$10,890	$11,606

Adjusted EBITDA

	Three Months Ended
(in thousands)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March, 31, 2022	June 30, 2022	September 30, 2022
Net loss (GAAP)	$(3,622)	$(8,563)	$(11,758)	$(23,299)	$(34,270)	$(43,729)	$(50,026)	$(58,652)	$(84,113)
Adjusted for:
Depreciation and amortization	1,221	2,579	2,707	3,021	1,978	2,615	3,236	3,747	4,251
Interest expense	1,193	1,151	3,360	4,451	4,531	4,519	4,207	4,489	4,584
Income taxes	204	223	125	211	170	421	185	136	425
EBITDA	$(1,004)	$(4,610)	$(5,566)	$(15,616)	$(27,591)	$(36,174)	$(42,398)	$(50,280)	$(74,853)
Adjusted for:
Stock-based compensation	355	1,550	2,289	3,713	3,004	11,040	11,393	8,255	7,746
Severance costs	—	—	—	—	—	—	—	3,828	4,567
Goodwill impairment	—	—	—	—	—	—	—	—	33,746
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	—	—	4,478	(11,169)	(13,900)	(5,193)	(1,438)
Adjusted EBITDA	$(649)	$(3,060)	$(3,277)	$(11,903)	$(20,109)	$(36,303)	$(44,905)	$(43,390)	$(30,232)